Exhibit 10.32

January 5, 2010

Joe McCullough
1792 Hartford Avenue
St. Paul, MN 55116

Dear Joe,

This letter will memorialize the discussions with respect to your retirement from St. Jude Medical, Inc. It has been agreed that:

1.

Compensation. You will retire from the Company effective December 24, 2010. Beginning with the pay period that started on November 2, 2009, your current annual base pay of $575,000 has been adjusted to $500,000 per year, payable in accordance with the Company’s standard payroll practices. You will remain a full-time employee through December 24, 2010. During the period from November 2, 2009 to December 24, 2010, your duties have been and will be limited to specific matters on which Dan Starks may ask your assistance. You may terminate your relationship with the Company at any time by written notice. Should you terminate your employment before December 24, 2010, you will be entitled to receive a lump sum payment equal to $500,000 less any amounts already paid to you as salary for 2010 and less applicable taxes, to be paid in accordance with the Company’s standard practices for such payments. You are no longer eligible for the executive perquisite allowance.

2.

Non-Competition Agreement. Subject to the earlier termination of your employment with the Company, the effective date of your retirement will be December 24, 2010 for purposes of the Non-Competition Agreement with the Company dated October 2, 2007, unless your employment is terminated earlier, in which case the non-competition agreement period commences on the date of actual termination of employment.

3.	Resignation as Officer. You have resigned as an officer of the Company and all subsidiaries and affiliates effective November 1, 2009.

4.

MICP. You will continue to participate in MICP for 2009 with a target percentage at 100% of your eligible base earnings for 2009, reflecting the adjustment described in #1 above. The MICP payment will be paid during February 2010 based on performance results in accordance with the Company’s normal business practices, assuming: (a) your continued employment by the Company until the payment date; (b) that you sign and do not rescind the Release provided for in #11 below; and (c) that you cooperate with the Company in the transition of your position and otherwise comply with the terms hereof. You will not be eligible for MICP for 2010.

5.

PTO. You will arrange for the use of vacation time and other PTO days such that any available PTO balance as of November 1, 2009 will be completely consumed during 2009 and 2010 and no unused PTO will exist at December 24, 2010.

6.

Options and Restricted Stock. You will not participate in the Company’s normal December 2009 stock option grant. Any unvested stock option grants will continue to vest through December 24, 2010 or any earlier date on which you may terminate your relationship with the Company. As provided under the Company’s stock option plans, as an Early Retiree, you will have 3 years after your last day as an employee to exercise stock options that have vested as of the termination of your employment subject to the condition that no option shall be exercisable after the Expiration Date of such option. In the event your employment is terminated for the reasons of death or disability, you or your representatives will have 12 months from your termination to exercise any options that have vested as of the termination of your employment subject to the condition that no option shall be exercisable after the expiration date of the option. Upon your termination of employment, all unvested options will be forfeited. Restricted stock will be treated in accordance with its terms.

7.

Insider Trading. We understand that after November 1, 2009 you no longer had access to Company “insider information.” Consequently, as of that date you were removed from the Insider List and free to trade in shares of STJ (including the same-day sale and cashless exercise of vested stock options). Please keep in mind that, regardless of whether your name is on the Insider List, it is illegal to trade in Company securities if you are aware of material non-public information about the Company.

8.

Management Savings Plan. Pursuant to the terms of the MSP, you will begin to receive lump sum distributions from your MSP account beginning six months following the end of the quarter in which your employment terminates in accordance with the valid elections on file. You will not be eligible to contribute to the MSP in 2010.

9.	Profit Sharing. You will participate in any profit sharing made available in 2009 and paid in 2010. You will not receive this benefit for 2010.

10.

Benefits. You and your dependents may continue as participants in the Company’s benefit programs (medical, dental, vision, and life insurance) program so long as you continue your employment with the Company. The human resources department and/or our COBRA administrator (Benesyst) will provide additional information regarding your options to continue all of these plans under COBRA shortly after your retirement date.

11.

Termination of Severance Agreement and Release. You have been notified that your Severance Agreement with the Company dated December 31, 2008, was terminated, pursuant to Section 1 of that agreement, effective December 29, 2009. Contemporaneous with countersigning this letter, you will enter into a Release in a form substantially similar to the Release attached hereto as Exhibit A. As a further condition of the Company’s agreements herein, on or about December 24, 2010, you will enter into a Release in a form substantially similar to the Release attached hereto as Exhibit B.

12.

Indemnification Agreement. Your Indemnification Agreement with the Company dated September 30, 2008 will remain in full force and effect regardless of your change in position, this agreement and the Releases referenced in the paragraph above.

13.

Expense. Travel expenses that you incur that are authorized in advance, in writing, will be reimbursed in accordance with the Company’s travel expense policy for officer level employees. No expenses not specifically authorized will be reimbursed.

Thank you for your willingness to assist us through this transition and for your substantial contribution to the success of St. Jude Medical.

Sincerely,

ST. JUDE MEDICAL, INC.

/s/ Pamela S. Krop
Pamela S. Krop
Vice President and General Counsel

Acknowledged and Agreed:

/s/ Joseph H. McCullough
Joseph H. McCullough

EXHIBIT A

FULL AND FINAL RELEASE

I.            Definitions. I intend all words used in this Full and Final Release to have their plain meanings in ordinary English. Technical legal words are not needed to describe what I mean. Specific terms I use in this Full and Final Release have the following meanings:

A.          “I,” “me,” “my” and “Employee” include both me, Joseph McCullough, and anyone who has or obtains any legal rights or claims through me.

B.          “Employer,” as used in this Full and Final Release, shall at all times mean St. Jude Medical, Inc., and its parent and any subsidiary corporations, successors, predecessors and assigns, present or former officers, directors, shareholders, agents, assigns, employees, and attorneys, whether in their individual or official capacities.

C.          “Claims” mean any and all of the actual or potential claims of any kind whatsoever I may have had, or currently may have against Employer, arising up to the date I sign this Full and Final Release, regardless of whether I now know about those claims, that are in any way related to my employment with Employer or the termination of that employment. Such claims include, but are not limited to any claims for: invasion of privacy; breach of written or oral, express or implied, contract (including, without limitation, that certain Severance Agreement between Employer and me dated December 31, 2008); fraud or misrepresentation; violation of the Age Discrimination in Employment Act of 1967 (“ADEA”), 29 U.S.C. § 626, as amended, the Older Workers Benefit Protection Act of 1990 (“OWBPA”), 29 U.S.C. 626(f), Title VII of the Civil Rights Act of 1964 (“Title VII”), 42 U.S.C. § 2000e, et seq., the Americans with Disabilities Act (“ADA”), 29 U.S.C. § 2101, et seq., the Family and Medical Leave Act (“FMLA”), 29 U.S.C. § 2601 et seq., the Employee Retirement Income Security Act of 1978 (“ERISA”), as amended, 29 U.S.C. §§ 1001, et seq., Equal Pay Act (“EPA”), 29 U.S.C. § 206(d), the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Minnesota Human Rights Act, Minn. Stat. § 363A.01, et seq., Minnesota Statutes § 181 et seq. or any other state human rights or fair employment practices act, and any other federal, state, local or foreign statute, law, rule, regulation, ordinance or order. Such claims also include, but are not limited to: claims under the Management Incentive Compensation Plan; claims for violation of any civil rights laws based on protected class status; claims for assault, battery, defamation, intentional or negligent infliction of emotional distress, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, negligent hiring, retention or supervision, retaliation, constructive discharge, violation of whistleblower protection laws, unjust enrichment, violation of public policy, and all other claims for unlawful employment practices, and all other common law or statutory claims.

II.          Agreement to Release My Claims. Except as stated in Section IV of this Full and Final Release, I agree to release all my Claims. I may, but am not required to, withdraw or dismiss, or attempt to withdraw or dismiss, any charges that I may have pending against the Employer with the Equal Employment Opportunity Commission (“EEOC”) or other civil rights enforcement agency. In exchange for my agreement to release my Claims, I am receiving satisfactory consideration from Employer to which I am not otherwise entitled by law or contract. The consideration I am receiving is a full and fair payment for the release of all my Claims. Employer does not owe me anything in addition to what I will be receiving.

III.         Older Workers Benefit Protection Act. I understand and have been advised that the above release of My Claims is subject to the terms of the Older Workers Benefit Protection Act (“OWBPA”). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act (“ADEA”) unless the waiver is knowing and voluntary. I have been advised of this law, and I agree that I am signing this Full and Final Release voluntarily, and with full knowledge of its consequences. I understand that the Employer is giving me twenty-one (21) days from the date I received a copy of this Full and Final Release to decide whether I want to sign it. I acknowledge that I have been advised to use this time to consult with an attorney about the effect of this Full and Final Release. If I sign this Full and Final Release before the end of the twenty-one (21) day period it will be my personal, voluntary decision to do so, and will be done with full knowledge of my legal rights. I agree that material and/or immaterial changes to this Agreement or Full and Final Release will not restart the running of this consideration period.

IV.         Exclusions from Release.

A.          The term “Claims” does not include my rights, if any, to claim the following: unemployment insurance benefits; workers compensation benefits; claims for my vested post-termination benefits under any 401(k), SERP or similar retirement benefit plan; my rights to group medical or group dental insurance coverage pursuant to section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”); my rights to indemnification, with respect to events occurring prior to the date of this Full and Final Release, under Employer’s charter documents, Minnesota corporate law, any Directors and Officers insurance maintained by the Employer and my indemnification agreement with Employer dated September 30, 2008; my rights to enforce the terms of this Full and Final Release; or my rights to assert claims that are based on events occurring after this Full and Final Release becomes effective.

B.          Nothing in this Full and Final Release interferes with my right to file or maintain a charge with the EEOC or other local civil rights enforcement agency, or participate in any manner in an EEOC or other such agency investigation or proceeding. I, however, understand that I am waiving my right to recover individual relief including, but not limited to, back pay, front pay, reinstatement, attorneys’ fees, and/or punitive damages, in any administrative or legal action whether brought by the EEOC or other civil rights enforcement agency, me, or any other party, arising from my voluntary resignation.

C.          Nothing in this Full and Final Release interferes with my right to challenge the knowing and voluntary nature of this Full and Final Release under the ADEA and/or OWBPA.

D.          I agree that the Employer reserves any and all defenses which it has or might have against any claims brought by me. This includes, but is not limited to, the Employer’s right to seek available costs and attorneys’ fees as allowed by law, and to have any monetary award granted to me, if any, reduced by the amount of money that I received in consideration for this Full and Final Release.

V.          Right to Revoke Release. I understand that insofar as this Full and Final Release relates to my rights under the Age Discrimination in Employment Act (“ADEA”), it shall not become effective or enforceable until seven (7) days after I sign it. I also have the right to revoke this Full and Final Release insofar as it extends to potential claims under the ADEA by written notice to Employer within seven (7) calendar days following my signing this Full and Final Release, and within fifteen (15) calendar days as to waiver of claims under the Minnesota Human Rights Act. Any such revocation must be in writing and hand-delivered to Employer or, if sent by mail, it must be:

A.          post-marked within the applicable seven (7) or fifteen (15) day revocation period;

B.           properly addressed to:

Pamela Krop
General Counsel
St. Jude Medical Inc.
One St. Jude Medical Drive
St. Paul, MN 55117-1799, and

C.          sent by certified mail, return receipt requested.

I understand that the payment I am receiving for settling and releasing My Claims, described in paragraphs 2-7 of the attached January 5, 2010 letter (the “Separation Letter”), is contingent upon my agreement to be bound by the terms of this Full and Final Release. Accordingly, if I decide to revoke this Full and Final Release, I understand that I am not entitled to the consideration described in paragraphs 2-7 of the Separation Letter.

VI.         Employee Representation. I represent that, as of the date I sign this Full and Final Release, I am not aware of any violations of federal or state law or regulation or Employer policy, and that I am not aware of any facts which would constitute a violation of any federal or state law or regulation or Employer policy. I further represent and warrant that I have not violated any federal or state law, statute, regulation, or ordinance.

VII.        Controlling Law. This Full and Final Release shall be governed by and interpreted in accordance with the laws of the State of Minnesota. To the extent any clause or provision of this Exhibit A shall be determined to be invalid and/or unenforceable, such a clause or provision shall be deleted and the validity and enforceability of the remainder of this Exhibit A shall be unaffected.

VIII.       I Understand the Terms of this Release. I have had the opportunity to read this Full and Final Release carefully and understand all its terms. I have had the opportunity to review this Full and Final Release with my own attorney. In agreeing to sign this Full and Final Release, I have not relied on any statements or explanations made by Employer or their attorneys. I understand and agree that this Full and Final Release, the Separation Letter and exhibits thereto, including my Non-Disclosure and Non-Competition Agreement, and my Indemnification Agreement, contain all the agreements between Employer and me. We have no other written or oral agreements.

JOSEPH H. McCULLOUGH

Dated: January 13, 2010	/s/ Joseph H. McCullough
Signature

EXHIBIT B

FULL AND FINAL RELEASE

I.          Definitions. I intend all words used in this Full and Final Release to have their plain meanings in ordinary English. Technical legal words are not needed to describe what I mean. Specific terms I use in this Full and Final Release have the following meanings:

A.         “I,” “me,” “my” and “Employee” include both me, Joseph McCullough, and anyone who has or obtains any legal rights or claims through me.

B.         “Employer,” as used in this Full and Final Release, shall at all times mean St. Jude Medical, Inc., and its parent and any subsidiary corporations, successors, predecessors and assigns, present or former officers, directors, shareholders, agents, assigns, employees, and attorneys, whether in their individual or official capacities.

C.         “Claims” mean any and all of the actual or potential claims of any kind whatsoever I may have had, or currently may have against Employer, arising up to the date I sign this Full and Final Release, regardless of whether I now know about those claims, that are in any way related to my employment with Employer or the termination of that employment. Such claims include, but are not limited to any claims for: invasion of privacy; breach of written or oral, express or implied, contract (including, without limitation, that certain Severance Agreement between Employer and me dated December 31, 2008); fraud or misrepresentation; violation of the Age Discrimination in Employment Act of 1967 (“ADEA”), 29 U.S.C. § 626, as amended, the Older Workers Benefit Protection Act of 1990 (“OWBPA”), 29 U.S.C. 626(f), Title VII of the Civil Rights Act of 1964 (“Title VII”), 42 U.S.C. § 2000e, et seq., the Americans with Disabilities Act (“ADA”), 29 U.S.C. § 2101, et seq., the Family and Medical Leave Act (“FMLA”), 29 U.S.C. § 2601 et seq., the Employee Retirement Income Security Act of 1978 (“ERISA”), as amended, 29 U.S.C. §§ 1001, et seq., Equal Pay Act (“EPA”), 29 U.S.C. § 206(d), the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Minnesota Human Rights Act, Minn. Stat. § 363A.01, et seq., Minnesota Statutes § 181 et seq. or any other state human rights or fair employment practices act, and any other federal, state, local or foreign statute, law, rule, regulation, ordinance or order. Such claims also include, but are not limited to: claims under the Management Incentive Compensation Plan; claims for violation of any civil rights laws based on protected class status; claims for assault, battery, defamation, intentional or negligent infliction of emotional distress, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, negligent hiring, retention or supervision, retaliation, constructive discharge, violation of whistleblower protection laws, unjust enrichment, violation of public policy, and all other claims for unlawful employment practices, and all other common law or statutory claims.

II.          Agreement to Release My Claims. Except as stated in Section IV of this Full and Final Release, I agree to release all my Claims. I may, but am not required to, withdraw or dismiss, or attempt to withdraw or dismiss, any charges that I may have pending against the Employer with the Equal Employment Opportunity Commission (“EEOC”) or other civil rights enforcement agency. In exchange for my agreement to release my Claims, I am receiving satisfactory consideration from Employer to which I am not otherwise entitled by law or contract. The consideration I am receiving is a full and fair payment for the release of all my Claims. Employer does not owe me anything in addition to what I will be receiving.

III.        Older Workers Benefit Protection Act. I understand and have been advised that the above release of My Claims is subject to the terms of the Older Workers Benefit Protection Act (“OWBPA”). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act (“ADEA”) unless the waiver is knowing and voluntary. I have been advised of this law, and I agree that I am signing this Full and Final Release voluntarily, and with full knowledge of its consequences. I understand that the Employer is giving me twenty-one (21) days from the date I received a copy of this Full and Final Release to decide whether I want to sign it. I acknowledge that I have been advised to use this time to consult with an attorney about the effect of this Full and Final Release. If I sign this Full and Final Release before the end of the twenty-one (21) day period it will be my personal, voluntary decision to do so, and will be done with full knowledge of my legal rights. I agree that material and/or immaterial changes to this Agreement or Full and Final Release will not restart the running of this consideration period.

IV.         Exclusions from Release.

A.          The term “Claims” does not include my rights, if any, to claim the following: unemployment insurance benefits; workers compensation benefits; claims for my vested post-termination benefits under any 401(k), SERP or similar retirement benefit plan; my rights to group medical or group dental insurance coverage pursuant to section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”); my rights to indemnification, with respect to events occurring prior to the date of this Full and Final Release, under Employer’s charter documents, Minnesota corporate law, any Directors and Officers insurance maintained by the Employer and my indemnification agreement with Employer dated September 30, 2008; my rights to enforce the terms of this Full and Final Release; or my rights to assert claims that are based on events occurring after this Full and Final Release becomes effective.

B.          Nothing in this Full and Final Release interferes with my right to file or maintain a charge with the EEOC or other local civil rights enforcement agency, or participate in any manner in an EEOC or other such agency investigation or proceeding. I, however, understand that I am waiving my right to recover individual relief including, but not limited to, back pay, front pay, reinstatement, attorneys’ fees, and/or punitive damages, in any administrative or legal action whether brought by the EEOC or other civil rights enforcement agency, me, or any other party, arising from my voluntary resignation.

C.          Nothing in this Full and Final Release interferes with my right to challenge the knowing and voluntary nature of this Full and Final Release under the ADEA and/or OWBPA.

D.          I agree that the Employer reserves any and all defenses which it has or might have against any claims brought by me. This includes, but is not limited to, the Employer’s right to seek available costs and attorneys’ fees as allowed by law, and to have any monetary award granted to me, if any, reduced by the amount of money that I received in consideration for this Full and Final Release.

V.          Right to Revoke Release. I understand that insofar as this Full and Final Release relates to my rights under the Age Discrimination in Employment Act (“ADEA”), it shall not become effective or enforceable until seven (7) days after I sign it. I also have the right to revoke this Full and Final Release insofar as it extends to potential claims under the ADEA by written notice to Employer within seven (7) calendar days following my signing this Full and Final Release, and within fifteen (15) calendar days as to waiver of claims under the Minnesota Human Rights Act. Any such revocation must be in writing and hand-delivered to Employer or, if sent by mail, it must be:

A.          post-marked within the applicable seven (7) or fifteen (15) day revocation period;

B.          properly addressed to:

Pamela Krop
General Counsel
St. Jude Medical Inc.
One St. Jude Medical Drive
St. Paul, MN 55117-1799, and

C.          sent by certified mail, return receipt requested.

I understand that the payment I am receiving for settling and releasing My Claims, described in paragraphs 2-7 of the attached January 5, 2010 letter (the “Separation Letter”), is contingent upon my agreement to be bound by the terms of this Full and Final Release. Accordingly, if I decide to revoke this Full and Final Release, I understand that I am not entitled to the consideration described in paragraphs 2-7 of the Separation Letter.

VI.         Employee Representation. I represent that, as of the date I sign this Full and Final Release, I am not aware of any violations of federal or state law or regulation or Employer policy, and that I am not aware of any facts which would constitute a violation of any federal or state law or regulation or Employer policy. I further represent and warrant that I have not violated any federal or state law, statute, regulation, or ordinance.

VII.        Controlling Law. This Full and Final Release shall be governed by and interpreted in accordance with the laws of the State of Minnesota. To the extent any clause or provision of this Exhibit B shall be determined to be invalid and/or unenforceable, such a clause or provision shall be deleted and the validity and enforceability of the remainder of this Exhibit B shall be unaffected.

VIII.       I Understand the Terms of this Release. I have had the opportunity to read this Full and Final Release carefully and understand all its terms. I have had the opportunity to review this Full and Final Release with my own attorney. In agreeing to sign this Full and Final Release, I have not relied on any statements or explanations made by Employer or their attorneys. I understand and agree that this Full and Final Release, the Separation Letter and exhibits thereto, including my Non-Disclosure and Non-Competition Agreement, and my Indemnification Agreement, contain all the agreements between Employer and me. We have no other written or oral agreements.

JOSEPH H. McCULLOUGH

Dated: January 13, 2010	/s/ Joseph H. McCullough
Signature